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                                                                     Exhibit 3.2

                           SECOND AMENDED AND RESTATED
                           ---------------------------
                            ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                                 WASTEQUIP, INC.
                                 ---------------

                                    * * * * *


                                    ARTICLE I
                                    ---------

         The name of the Corporation is Wastequip, Inc.

                                   ARTICLE II
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         The principal office of the Corporation shall be located in Beachwood,
Cuyahoga County, Ohio.

                                   ARTICLE III
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         The purpose or purposes for which, or for any of which, the Corporation is formed are to enter into, promote or conduct any kind of business, contract or undertaking permitted to corporations for profit organized under the General Corporation Law of the State of Ohio, to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio, and, in connection therewith, to exercise all express and incidental powers normally permitted such corporations.

                                   ARTICLE IV
                                   ----------

         The authorized number of shares of capital stock of the Corporation shall consist of Seventeen Million (17,000,000) shares, of which Fifteen Million (15,000,000) shall be Common Shares, without par value, and Two Million (2,000,000) shall be Serial Preferred Shares, without par value.

                                  SUBDIVISION A
                                  -------------

     EFFECT OF FILING SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
     ----------------------------------------------------------------------

         At the time of filing of these Second Amended and Restated Articles of Incorporation with the Secretary of State of Ohio, the Class A Common Shares, without par value, of the Corporation shall be renamed Common Shares, without par value. Each certificate representing issued and outstanding Class A Common Shares, without par value, of the Corporation shall represent an equal number of Common Shares, without par value, of the Corporation.
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                                 SUBDIVISION B
                                 -------------

                PROVISIONS APPLICABLE TO SERIAL PREFERRED SHARES
                ------------------------------------------------

         1. GENERAL.

                  (a) The Serial Preferred Shares may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

                           (i) The distinctive serial designations and the
division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

                           (ii) The annual dividend rate for the particular
series, and the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on shares of the particular series shall be cumulative;

                           (iii) The redemption price or prices, if any, for the
particular series;

                           (iv) The right, if any, of the holders of a
particular series to convert such stock into other classes of shares, and the terms and conditions of such conversions; and

                           (v) The obligation, if any, of the Corporation to
purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption or purchase account.

                  (b) All shares of any one series of Serial Preferred Shares shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Serial Preferred Shares.

         2. RIGHTS ON LIQUIDATION.

         In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall have been made to the holders of the Common Shares, the holders of the Serial Preferred Shares of each series shall be entitled to be paid, or to have set apart in trust for payment, an amount from the net assets of the Corporation equal to that stated and expressed in the resolution or resolutions adopted by the Board of Directors which provide for the issue of such series, respectively. The remaining net assets of
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the Corporation shall be distributed solely among the holders of the Common
Shares according to their respective shares.

         3. VOTING

                  (a) The holders of Serial Preferred Shares shall be entitled to one vote for each Serial Preferred Share upon all matters presented to the shareholders, and, except as otherwise provided by these Articles of Incorporation or required by law, the holders of Serial Preferred Shares and the holders of Common Shares shall vote together as one class on all matters. No adjustment of the voting rights of holders of Serial Preferred Shares shall be made in the event of an increase or decrease in the number of Common Shares authorized or issued or in the event of a stock split or combination of the Common Shares or in the event of a stock dividend on any class of stock payable solely in Common Shares.

                  (b) The affirmative vote of the holders of at least two-thirds of the Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to adopt any amendment to the Articles of Incorporation (but so far as the holders of Serial Preferred Shares are concerned, such amendment may be adopted with such vote) which:

                           (i) changes issued shares of Serial Preferred Shares
of all series then outstanding into a lesser number of shares of the Corporation of the same class and series or into the same or a different number of shares of the Corporation of any other class or series; or

                           (ii) changes the express terms of the Serial
Preferred Shares in any manner substantially prejudicial to the holders of all series thereof then outstanding; or

                           (iii) authorizes shares of any class, or any security
convertible into shares of any class, ranking prior to the Serial Preferred Shares; or

                           (iv) changes the express terms of issued shares of
any class ranking prior to the Serial Preferred Shares in any manner substantially prejudicial to the holders of all series of Serial Preferred Shares then outstanding;

and the affirmative vote of the holders of at least two-thirds of each affected series of Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of each affected series of Serial Preferred Shares shall vote separately as a series, shall be necessary to adopt any amendment to the Articles of Incorporation (but so far as the holders of each such series of Serial Preferred Shares are concerned, such amendment may be adopted with such vote) which:

                           (i) changes issued shares of Serial Preferred Shares
of one or more but not all series then outstanding into a lesser number of shares of the Corporation of the same series or into the same or a different number of shares of the Corporation of any other class or series; or
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                           (ii) changes the express terms of any series of the
Serial Preferred Shares in any manner substantially prejudicial to the holders of one or more but not all series thereof then outstanding; or

                           (iii) changes the express terms of issued shares of
any class ranking prior to the Serial Preferred Shares in any manner substantially prejudicial to the holders of one or more but not all series of Serial Preferred Shares then outstanding.

         4.       RANKING.

                  (a) Whenever reference is made herein to shares "ranking prior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Shares; whenever reference is made to shares "on a parity with the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof (i) neither as to the payment of dividends nor as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Shares and (ii) either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Serial Preferred Shares; and whenever reference is made to shares "ranking junior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preferred Shares.

                                  Subdivision C
                     Provisions Applicable to Common Shares
                     --------------------------------------

         The Common Shares shall be subject to the express terms of the Serial Preferred Shares and of any series thereof and shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:

         1.       DIVIDENDS.

         Whenever the full dividends upon any outstanding Serial Preferred Shares for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of the Common Shares shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared

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thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

         2.       RIGHTS ON LIQUIDATION.

         In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Serial Preferred Shares of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Shares. For purposes of this paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding up of the Corporation.

         3.       VOTING.

         Each Common Share shall entitle the holder thereof to one vote.

                                  Subdivision D
                                Cumulative Voting
                                -----------------

         No holder of shares of any class of capital stock of the Corporation shall have the right to vote cumulatively in the election of Directors.

                                    ARTICLE V
                                    ---------

         1.       NUMBER AND CLASSIFICATION OF DIRECTORS.

                  (a) The Board of Directors shall consist of not less than three nor more than 15 members and shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Subject to the foregoing limitations, the number of Directors shall be fixed by, or in the manner provided in, the Code of Regulations of the Corporation. In the event that the total number of Directors is not divisible by three, an extra Director shall be assigned to Class I if there is one extra Director to be assigned among the classes, and an extra director shall be assigned to each of Classes I and II if there are two extra Directors to be assigned among the classes. The Directors to be elected at each annual meeting of Shareholders shall be only the members of the class whose term of office then expires. The term of office of the initial Directors in each respective class shall be as follows: (a) Directors in Class I shall hold office until the annual meeting of Shareholders held in 1999; (b) Directors in Class II shall hold office until the annual meeting of Shareholders in 2000; and (c) Directors in Class III shall hold office until the annual meeting of Shareholders in 2001. Each Director elected at any shareholders' meeting commencing with the 1999 annual meeting shall serve for a term ending on the date of the third annual meeting of shareholders following the meeting at which such Director was elected.

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                  (b) In the event of any increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors as provided above in this Article V.

         2.       TERM OF OFFICE OF DIRECTORS.

         Notwithstanding any of the foregoing provisions of this Article, each Director shall serve until his or her successor is elected and qualified or until his or her prior death, retirement, resignation or removal. No Director may be removed except for cause and (in addition to the affirmative vote which may be required of the holders of any series of Preferred Shares which may then be outstanding) by the affirmative vote of the holders of at least a majority of the outstanding Common Shares of the Corporation entitled to vote thereon. Should a vacancy occur or be created, whether arising through death, resignation or removal of a Director or through an increase in the number of Directors, such vacancy shall be filled by a majority vote of the Directors then in office, or by the sole remaining Director if only one Director remains in office. A Director so elected to fill a vacancy shall serve for the remainder of the present term of office of the class to which he or she was elected.

                                   ARTICLE VI
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         The Corporation may purchase, from time to time, and to the extent permitted by the laws of Ohio, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding shares of the Corporation and at such prices as the Board of Directors of the Corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

                                   ARTICLE VII
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         Notwithstanding any provision of the laws of Ohio now or hereafter in force requiring, for any purpose, the vote of the holders of greater than a majority but less than all of the voting power of the Corporation or of any class or classes of shares thereof, such action (unless otherwise provided for in these Second Amended and Restated Articles of Incorporation or unless expressly prohibited by statute) may be taken by vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

                                  ARTICLE VIII
                                  ------------

         The preemptive right to purchase additional shares of capital stock or any other securities of the Corporation is expressly denied to all shareholders of all classes.

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                                   ARTICLE IX
                                   ----------

         These Second Amended and Restated Articles of Incorporation shall supersede the existing Amended and Restated Articles of Incorporation of the Corporation.